VOLATO GROUP, INC.
2023 STOCK INCENTIVE PLAN
Stock Option Agreement
THIS AGREEMENT (together with the Grant Notice attached hereto, the “Agreement”), effective as of the date specified as the “Grant Date” on the Grant Notice, is between VOLATO GROUP, INC., a Delaware corporation (the “Company”), and the individual identified on the Grant Notice attached hereto, an Employee, Director or Independent Contractor of the Company or an Affiliate (the “Participant”).

R E C I T A L S:

In furtherance of the purposes of the Volato Group, Inc. 2023 Stock Incentive Plan, as it may be hereafter amended (the “Plan”), and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant, intending to be legally bound, hereby agree as follows:

1.Incorporation of Plan. The rights and duties of the Company and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, a copy of which is delivered herewith or has been previously provided to the Participant and the terms of which are incorporated herein by reference. Unless the Administrator determines otherwise, (i) in the event of a conflict between any term or provision contained in the Plan and an express term contained in this Agreement, the applicable terms and provisions of the Plan will govern and prevail, and (ii) the terms of this Agreement shall not be deemed to be in conflict or inconsistent with the Plan merely because they impose greater or additional restrictions, obligations or duties, or if this Agreement provides that this Agreement terms apply notwithstanding the provisions to the contrary in the Plan. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.
2.Grant of Option; Term of Option. Subject to the terms of this Agreement and the Plan, the Company hereby grants the Participant, as a matter of separate inducement and agreement in connection with his or her employment with or service to the Company or an Affiliate, and not in lieu of any salary or other compensation for his or her services, the right and option (the “Option”) to purchase all or any part of that number of shares of Common Stock (the “Shares”) at the exercise price per Share (the “Option Price”) specified on the Grant Notice. The Option shall be designated as a Nonqualified Option or an Incentive Option as noted on the Grant Notice. If the Option is designated as an Incentive Option, (i) the Company makes no representation or guarantee that the Option will qualify as an incentive stock option within the meaning of Code Section 422 and (ii) if such Option does not qualify as an incentive stock option under Code Section 422, the Option (or portion thereof) shall be treated as a Nonqualified Option. Except as otherwise provided in the Plan, the Option will expire if not exercised in full before the Expiration Date (such term commencing with the Grant Date and ending on the Expiration Date being referred to as the “Option Period”). The Participant expressly acknowledges that the terms of the Grant Notice shall be incorporated herein by reference and shall constitute part of this Agreement. The Company and the Participant further acknowledge that the Company’s and the Participant’s signatures on the Grant Notice, or the Participant's electronic acceptance of the Option (using such procedures as required by the Company, including an online acceptance process through a website maintained by the Company or an agent designated by the Company), shall constitute their acceptance of all of the terms of this Agreement.

3.Vesting and Exercise of Option.
(a)Subject to the terms of the Plan and this Agreement, the Option shall vest and become exercisable upon such date or dates, and subject to such conditions, as are described in this Agreement, including, but not limited to, the terms of the Grant Notice. The Participant expressly acknowledges that the Option shall vest and become exercisable only upon such terms and conditions as are provided in this Agreement (including the terms set forth in the Grant Notice) and the Plan.
(b)To the extent that the Option is vested but is not exercised, the Option shall accumulate and be exercisable by the Participant in whole or in part at any time prior to the Expiration Date, subject to the terms of the Plan and this Agreement. Upon the exercise of an Option in whole or in part, payment of the Option Price in accordance with the provisions of the Plan and this Agreement, and satisfaction of such other conditions as may be established by the Administrator, the Company shall promptly deliver to the Participant a certificate or certificates for the Shares purchased (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall be provided). The total number of Shares that may be acquired upon exercise of the Option shall be rounded down to the nearest whole share. Payment of the Option Price may be made in cash or cash equivalent; provided that, except where prohibited by the Administrator or any Applicable Law (and subject to such terms and conditions as may be established by the Administrator), payment may also be made (i) by delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for such time period, if any, as may be determined by the Administrator; (ii) by shares of Common Stock withheld upon exercise; (iii) by delivery of written notice of exercise to the Company and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds to pay the Option Price; (iv) by such other payment methods as may be approved by the Administrator and which are acceptable under Applicable Law; and/or (v) by any combination of the foregoing methods. Shares delivered or withheld in payment of the Option Price shall be valued at their Fair Market Value on the date of exercise, determined in accordance with the terms of the Plan.
(c)If this Option is intended to qualify as an Incentive Option under Code Section 422, the Participant hereby acknowledges that there is no assurance that the Option will, in fact, be treated as an Incentive Option under Code Section 422 even if designated as such. To the extent this Option and any other incentive stock options of the Participant having an aggregate Fair Market Value in excess of $100,000 (determined as of the Grant Date) first becomes exercisable in any year, such options will not qualify as incentive stock options under Code Section 422.
4.Effect of Termination of Employment or Service. If the Participant’s employment or other service relationship is terminated by the Company or an Affiliate, the period within which to exercise the Option may be subject to earlier termination as set forth below.
(a)If the Participant's employment or service terminates other than due to Disability, death or Cause, the Option may be exercised only to the extent vested and exercisable on the Participant’s Termination Date. Unless otherwise determined by the Administrator, the Option must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of three months next succeeding the Termination Date; or (Y) the Expiration Date. Any portion of the Option that is not vested as of the Participant’s Termination Date shall be terminated as of such date.
(b)If the Participant's employment or service terminates as a result of the Participant's death or Disability, the Option may be exercised only to the extent vested and exercisable on the Participant’s Termination Date. The Option must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of twelve months next succeeding the Termination Date; or (Y) the Expiration Date. Any portion of the Option that is not vested as of the Participant’s Termination Date shall be terminated as of such date. In the event of death, the Option may be exercised by the Participant's legal representative or legatee.
(c)If the employment or service of the Participant is terminated for Cause, the Option (whether then vested or unvested) shall lapse and no longer be exercisable as of the Participant’s Termination Date, as determined by the Administrator. The determination of “Cause” shall be made by the Administrator, and such determination shall be final and conclusive. Without in any way limiting the effect of the foregoing, for purposes of the Plan and the Option, the Participant’s employment or service shall be deemed to have terminated for Cause if, after the Participant’s employment or service has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Administrator, a termination for Cause.
(d)Except as the Administrator may otherwise expressly provide or determine (consistent with Code Section 422, if applicable), the employment or service relationship of the Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed 90 days, or, if longer, as long as the Participant’s right to reemployment is guaranteed either by statute or by contract. The employment or service relationship of the Participant shall also be treated as continuing intact while the Participant is not in active service because of because of temporary disability (any disability other than a Disability).
5.Effect of Change of Control. Notwithstanding anything herein to the contrary, in the event of a Change of Control, the Option shall be subject to such terms and conditions as are set forth in Section 14 of the Plan; provided, however, in the event that the Participant has entered into, or is a participant in, a change in control agreement or plan, employment agreement or similar agreement, plan or arrangement with the Company or an Affiliate, the Participant shall be entitled to the greater of the benefits provided upon a Change of Control of the Company under the Plan or the respective change in control agreement, employment agreement or similar agreement, plan or arrangement, and such change in control agreement, employment agreement or similar agreement, plan or arrangement shall not be construed to reduce in any way the benefits otherwise provided to the Participant upon the occurrence of a Change of Control as defined in the Plan.
6.No Stockholder Rights. Neither the Participant nor his or her legal representatives, legatees or distributees shall be deemed to be the holder of any shares of Common Stock subject to the Option, and shall not have any rights of a stockholder, unless and until (and then only to the extent that) the Option has vested and been exercised and certificates for the shares acquired upon exercise of the

Option have been issued and delivered to him, her or them (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall have been provided).
7.No Right of Continued Employment or Service; No Right to Future Awards. Neither the Plan, the Option, this Agreement nor any other action related to the Plan shall confer upon the Participant any right to continue in the employ or service of the Company or an Affiliate as an Employee, Director or Independent Contractor, or to interfere in any way with the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time. The grant of the Option does not create any obligation to grant further awards to the Participant under the Plan.
8.Nontransferability of Option. To the extent that this Option is designated as an Incentive Option, the Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession or, in the Administrator’s discretion, such transfers (for no consideration) as may otherwise be permitted in accordance with Treas. Reg. Section 1.421-1(b)(2) or Treas. Reg. Section 1.421-2(c) or any successor provisions thereto. To the extent that this Option is designated as a Nonqualified Option, the Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession, except for transfers (for no consideration) if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. The Option shall be exercisable during the Participant’s lifetime only by him or her or by his or her guardian or legal representative, and thereafter, only by the Participant’s legal representative or legatee. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.
9.Superseding Agreement; Binding Effect. This Agreement supersedes any statements, representations or agreements of the Company with respect to the grant of the Option, any other equity-based awards or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement does not supersede or amend any existing confidentiality agreement, non-solicitation agreement, noncompetition agreement, employment agreement or any other similar agreement between the Participant and the Company or an Affiliate, including, but not limited to, any restrictive covenants contained in such agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, heirs, successors and assigns.
10.Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of Delaware, without regard to the conflicts of law provisions of any state, and in accordance with applicable federal laws of the United States.
11.Amendment; Waiver. Subject to the terms of the Plan, this Agreement may be amended, altered, suspended and/or terminated at any time, prospectively or retroactively, by the Administrator; provided, however, that any such amendment, alteration, suspension or termination of this Agreement shall not, without the written consent of the Participant, materially adversely affect the rights of the Participant with respect to the Option. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend the Plan and this Agreement (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including, but in no way limited to, Code Section 409A, Code Section 422 and federal securities laws). The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.
12.Withholding; Tax Matters.

(a)In addition to any rights or obligations with respect to the federal, state, local or foreign income taxes, withholding taxes or employment taxes required to be withheld under Applicable Law, the Company or any Affiliate employing or otherwise engaging the Participant shall have the right to withhold from the Participant, or otherwise require the Participant or an assignee to pay, any such required withholding obligations arising as a result of the exercise of the Option and the issuance of the Shares or any other taxable event occurring pursuant to this Agreement, including, without limitation, to the extent permitted by Applicable Law, the right to cause the required tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Common Stock to be issued to the Participant a number of shares of Common Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.
(b)The Participant acknowledges that there may be adverse tax consequences upon the exercise of the Option and/or the acquisition or disposition of the Shares issued upon exercise the Option, and that he or she should consult with his or her own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant further acknowledges that he or she is solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with the Option (including, but not limited to, any taxes arising under Code Sections 422 and 409A), and the Company shall not have any liability for, or any obligation to indemnify, gross up or otherwise hold the Participant harmless from, any or all of such taxes. The Participant further acknowledges that the Company has made no warranties or representations to the Participant with respect to the tax consequences (including, but not limited to, income tax consequences or the qualification of the Option as an Incentive Option, as applicable) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant or any other person.
13.Notices. Except as may be otherwise provided by the Plan or determined by the Administrator, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated on the Grant Notice (or such other address as may be designated by the Participant in a manner acceptable to the Administrator), or if to the Company, at the Company’s principal office. Notice may also be provided by electronic submission, if and to the extent permitted by the Administrator.
14.Severability. If any provision of the Plan or this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan or this Agreement, and the Plan or this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.
15.Qualification as an Incentive Stock Option. To the extent that the Option is designated as an Incentive Option, the Participant understands that in order to obtain the benefits of an incentive stock option under Code Section 422, no sale or other disposition may be made of Shares for which incentive stock option treatment is desired within one year following the date of exercise of the Option or within two years from the Grant Date. If the Participant intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of the Shares acquired upon exercise of the Option, the Participant shall, within 30 days following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.
16.Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.
17.Compliance with Recoupment, Ownership and Other Policies or Agreements. Notwithstanding anything in the Plan or in this Agreement to the contrary, the Administrator may, at any time, consistent with, but without limiting, the authority granted in Section 3(b) of the Plan or in this Agreement, in its discretion provide that the Option, shares of Common Stock, cash or other benefits related to the Option shall be forfeited and/or recouped if the Participant, during employment or service or following termination of employment or service for any reason, engages in certain specified conduct, including, but not limited to, violation of policies of the Company or an Affiliate, breach of non-solicitation, non-competition, confidentiality or other restrictive covenants, or other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Company or any Affiliate. In addition, without limiting the effect of the foregoing, as a condition to the grant of the Option or receipt or retention of shares of Common Stock, cash or any other benefit under the Plan, the Participant agrees that he or she shall be subject to, and shall abide by, any equity retention policy, stock ownership guidelines, compensation recovery policy and/or other policies adopted by the Company or an Affiliate, each as in effect from time to time and to the extent applicable to the Participant. Further, the Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply under Applicable Law.
18.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver to and obtain Participant’s acceptance of any documents related to the Option or future awards that may be granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive and accept such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
19.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its Affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including, but not limited to, Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Participant: (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Participant may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Participant shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with Applicable Law.

[Signatures of the Company and the Participant follow on Grant Notice]

VOLATO GROUP, INC.
2023 STOCK INCENTIVE PLAN
Stock Option Agreement

Grant Notice

Name of Participant:
Address:	___________

Grant Date:
Number of Shares Subject to Option:
Option Price (per Share):
Type of Option:	☐ Incentive Option or ☐ Nonqualified Option (Check One)
Expiration Date:

1.Grant Terms. Pursuant to the terms and conditions of the Company’s 2023 Stock Incentive Plan, as it may hereafter be amended (the “Plan”), and the Stock Option Agreement attached hereto (the “Agreement”), you (the “Participant”) have been granted an option (the “Option”) to purchase that number of shares of Common Stock as set forth above (the “Shares”).

2.Vesting and Exercisability of Option. In addition to and subject to any vesting terms and conditions stated in the Plan or the Agreement, the following terms shall apply [insert applicable vesting terms]:

3.Acknowledgement. By signing below or accepting the Option electronically (using such procedures as required by the Company, including an online acceptance process through a website maintained by the Company or an agent designated by the Company), I, the Participant, hereby acknowledge receipt of this Grant Notice and the Agreement. I understand that the Grant Notice and its provisions are incorporated by reference into the Agreement and constitute a part of the Agreement. By signing below or accepting the Option electronically (using such procedures as required by the Company, including an online acceptance process through a website maintained by the Company or an agent designated by the Company), I further agree to be bound by the terms of the Plan and the Agreement, including, but not limited to, the terms of the Grant Notice. The Company reserves the right to treat the Option and the Agreement as cancelled, void and of no effect if the Participant fails to return a signed copy of the Grant Notice within 30 days of receipt.

[Signatures of the Company and the Participant follow on the next page]

33460113.2

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Grant Date.

VOLATO GROUP, INC.
By:______________________________________________
Name:____________________________________________
Title:_____________________________________________

PARTICIPANT
_________________________________________________

Name:____________________________________________

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